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                                                                    EXHIBIT 99.2
                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                 ZERO COUPON CONVERTIBLE SENIOR NOTES DUE 2031
                                       OF

                               MASCO CORPORATION

 PURSUANT TO ITS EXCHANGE OFFER DESCRIBED IN THE PROSPECTUS DATED NOVEMBER 18,
                                      2004



     This Notice of Guaranteed Delivery or one substantially equivalent must be used to accept the Exchange Offer (as defined below) if the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus dated November 18, 2004 (the "Prospectus" which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of Masco Corporation., a Delaware corporation (the "Company").


                 The Exchange Agent for the Exchange Offer is:

                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

         By Registered or Certified Mail, By Hand or Overnight Delivery

                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

                          Institutional Trust Services
                          2001 Bryan Street, 9th Floor
                              Dallas, Texas 75201
                       Attention: Exchanges, Frank Ivins
   Masco Corporation Offer to Exchange Zero Coupon Convertible Senior Notes,
                             Series B due 2031 for
                 Zero Coupon Convertible Senior Notes due 2031

                                 By Facsimile:

                              Fax: (214) 468-6494
                             Attention: Frank Ivins
   Masco Corporation Offer to Exchange Zero Coupon Convertible Senior Notes,
                             Series B due 2031 for
                 Zero Coupon Convertible Senior Notes due 2031

                             Confirm By Telephone:

                                 (800) 275-2048

                                    Online:

                          www.jpmorgan.com/bondholder

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.
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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED
                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, by confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:                                        ----------------------------------------------
-----------------------------------------
                                                                 (Authorized Signature)
Address:                                             Title:
----------------------------------------------       ----------------------------------------------

----------------------------------------------       Name:
                                                     ----------------------------------------------
(Zip Code)                                           (Please type or print)
Area Code and Telephone Number:
----------------------------------------------       Date:
                                                     ----------------------------------------------

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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